Exhibit 10.2

Execution version

THIS PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN AVAILABLE EXEMPTION THEREFROM.

SENTI BIOSCIENCES, INC.

UNSECURED CONVERTIBLE PROMISSORY NOTE

$5,175,000	May 19, 2022

FOR VALUE RECEIVED, Senti Biosciences, Inc., a Delaware corporation (the “Company”), hereby promises to pay Bayer HealthCare LLC (the “Holder”) or its assigns, on demand made after the date that is twenty four (24) months from the issue date set forth above (the “Maturity Date”) (subject to Sections 3, 4 and 5 herein), the principal sum of Five Million One Hundred Seventy Five Thousand Dollars and No Cents ($5,175,000.00) or such part thereof as from time to time remains outstanding, whichever is less; together with simple interest on the balance of principal remaining unpaid from time to time accruing on and from the date hereof, at an annual rate equal to three percent (3%), which interest shall continue to accrue until the outstanding principal is paid in full, cancelled or converted as set forth herein. Interest shall be computed based on a 365-day year based on actual number of days elapsed, but in no event shall the rate of interest exceed the maximum rate, if any, allowable under applicable law. Capitalized terms used but not defined in this Note have the meaning given to them in the Business Combination Agreement entered into by and between Dynamics Special Purpose Corp., a Delaware corporation (“DYNS”), the Company and Explore Merger Sub, Inc. on December 19, 2021, as amended from time to time (the “BCA”).

1. Payment. All payments on account of principal and interest shall be made in lawful money of the United States of America at the principal office of the Holder, or such other place as the Holder may from time to time designate in writing to the Company. All payments by the Company under this note (the “Note”) shall be applied first to the accrued interest due and payable hereunder and the remainder, if any, to the outstanding principal.

2. Other Subscriptions. On December 19, 2021, in connection with the execution of the BCA, DYNS entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “Subscribers”), pursuant to which, among other things, the Subscribers have subscribed to purchase an aggregate of 6,680,000 shares of DYNS Class A Common Stock (together, the “Subscriptions”) for a purchase price of $10.00 per share, or an aggregate purchase price of $66,800,000, which shares are to be issued at the SPAC Closing (as defined below). This Note is being issued in connection with those Subscription Agreements pursuant to a Note Subscription Agreement (the “Note Subscription Agreement”) in substantially the form attached hereto as Exhibit A.

3. Prepayments. At any time prior to the earlier of (x) a Termination Event (as defined in the Note Subscription Agreement), or (y) the Maturity Date and, in either case, before the Note has been converted in connection with (i) the private placement of shares of DYNS Class A Common Stock pursuant to the Subscription Agreements (the “PIPE”), (ii) a Qualified IPO or (iii) a Non-Qualified Financing, the Company may make prepayments, in whole or in part, on any of the balance under this Note without the consent of the Investor without any premium or penalty; provided that at any time while the BCA remains in effect, any such prepayment shall require the prior written consent of DYNS. For purposes of this Note, a “Qualified IPO” shall mean the closing of an underwritten initial public offering by the Company of its common stock resulting in aggregate gross proceeds to the Company (or its successor) of no less than $75,000,000.00 (excluding the principal amount of and accrued interest or any other amounts owing on the Note and all other convertible debt converted in such offering) and “Non-Qualified Financing” shall mean prior to (i) the Maturity Date, (ii) the SPAC Closing (as defined below), or (iii) a Qualified IPO, the issuance by the Company of shares of its preferred stock in an equity financing resulting in gross proceeds to the Company of at least $75,000,000.00.

4. Conversion of Note.

(a) Conversion of Note Upon Financing.

(i) Automatic Conversion of Note Upon Closing of Qualified IPO. If this Note has not been earlier repaid in accordance with Sections 1 or 3 above or previously converted in accordance with this Section 4, then upon the closing of a Qualified IPO prior to the Maturity Date, all of the principal amount outstanding under this Note and any accrued and unpaid interest thereon (the “Outstanding Balance”) shall be automatically converted into shares of the equity securities issued in the Qualified IPO at a conversion price equal to the product of (a) 80%, and (b) the price per share of the Company’s common stock issued to the public in the Qualified IPO. For the avoidance of doubt, in no event shall the consummation of the transactions contemplated by the BCA, the SPAC Closing or the closing of the PIPE constitute a Qualified IPO.

(ii) Conversion of Note Upon Closing of Non-Qualified Financing. If this Note has not been earlier repaid in accordance with Sections 1 or 3 above or previously converted in accordance with this Section 4 and the Company completes a Non-Qualified Financing, then upon the closing of such Non-Qualified Financing, the entire Outstanding Balance then outstanding under this Note shall automatically convert into shares of the Company’s equity securities issued in such Non-Qualified Financing at a conversion price per share equal to the product of (a) 80%, and (b) the lowest per-share selling price of the equity securities issued to other investors in the Non-Qualified Financing. Should the Holder receive stock issued in the Non-Qualified Financing, then the Holder shall enter into, and be subject to the terms and conditions of, such stockholder agreements as are entered into by the other investors in the Non-Qualified Financing.

(b) Mandatory Exchange of Note Upon Closing of the BCA. If this Note has not been earlier repaid in accordance with Sections 1 or 3 above (subject to DYNS’s consent right as set forth in the proviso to the first sentence of Section 3) or previously converted in accordance with this Section 4, then upon the Closing of the BCA (as defined in Section 2.3 of the BCA) (the “SPAC Closing”) and subject to the terms and conditions of the Note Subscription Agreement, the outstanding principal amount under this Note shall be cancelled and exchanged automatically into that number of shares of DYNS Class A Common Stock (or if applicable, alternative shares of the surviving entity which are publicly traded) as is equal to (a) the entire outstanding principal amount under this Note divided by (b) $10.00 (subject to adjustment for any stock split, stock dividend, reclassification, combination or the like affecting shares of DYNS Class A Common Stock after the date hereof or pursuant to Section 9 of the Note Subscription Agreement). Upon conversion of this Note pursuant to this Section 4(b), any and all accrued interest under this Note shall immediately and automatically be cancelled and forgiven. The shares of DYNS Class A Common Stock issued upon conversion of this Note shall have the same rights and entitlements as the shares issued in connection with the PIPE by DYNS, except for such changes as are necessary to reflect the conversion of this Note.

(c) Repayment or Conversion of Note at Maturity. If this Note has not been earlier repaid in accordance with Section 1 or 3 above, or previously converted in accordance with this Section 4, then, on or after the Maturity Date, at the written election of the Holder, the Outstanding Balance shall either (i) be repaid in cash in an amount equal to the Outstanding Balance, or (ii) be converted into that number of shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) equal to the Outstanding Balance divided by the Original Issue Price (as defined in the Company’s Amended and Restated Certificate of Incorporation) of the Series B Preferred Stock.

(d) Conversion Procedures. The Company shall provide written notice of any event triggering the automatic conversion or exchange of this Note or the right to convert this Note under this Section 4 to the Holder as soon as is practicable prior to the closing of such transaction, but in any case not less than two (2) business days prior to any such event. Such notice shall specify (i) the anticipated date of the consummation of the event triggering conversion or exchange of this Note, (ii) the anticipated amount of the equity securities of the Company or DYNS which may be issued upon such conversion as set forth in this Section 4, and (iii) the anticipated amount of cash adjustment which may be paid in respect of any fractional interest in the equity securities of the Company, if applicable (as provided in Section 4(f) hereof). Notwithstanding the foregoing, if the mandatory exchange pursuant to Section 4(b) hereof is triggered then such notice set forth above shall be delivered by DYNS pursuant to the Note Subscription Agreement, pursuant to which DYNS will issue DYNS Class A Common Stock to the Holder.

(e) Cash in Lieu of Fractional Shares. No fractional share or interest of any equity securities of the Company shall be issued upon conversion of this Note. In the event of any conversion pursuant to Sections 4(a)(i), 4(a)(ii) or 4(c)(ii), the Company shall instead pay to the Holder of this Note a cash adjustment in respect of such fraction in an amount equal to the same fraction of the then applicable conversion price per share of such equity security. In the event of any exchange of the Note pursuant to Section 4(b), any principal amount corresponding to the cash that would otherwise be payable in respect of any fractional shares shall be cancelled and forgiven.

(f) Issuance of Stock. Upon the occurrence of any conversion specified in Section 4(a) or 4(c), the Holder shall surrender this Note at the office of the Company or of its transfer or exchange agent for the applicable amount of equity securities of the Company. Thereupon, there shall be issued and delivered to such Holder the equity securities into which this Note surrendered was convertible on the date on which such conversion occurred. The Company shall not be obligated to issue the equity securities issuable upon such conversion unless the Note being converted is either delivered to the Company or any such transfer or exchange agent or the Holder notifies the Company or any such transfer or exchange agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of the mandatory conversion event specified in Section 4(b), the Holder shall surrender this Note at the office of DYNS or of its transfer or exchange agent for the applicable amount of DYNS Class A Common Stock. Thereupon, there shall be issued and delivered to such Holder the equity securities into which this Note surrendered was convertible on the date on which such conversion occurred subject to the terms and conditions set forth in the Note Subscription Agreement.

(g) Cancellation of Note. Upon the payment and/or conversion of the Outstanding Balance in full and/or cancellation and forgiveness of any and all interest under this Note, this Note shall be canceled.

(h) Stockholder Agreements. Contemporaneous with any conversion pursuant to Section 4(a), 4(c) or 4(d), the Holder shall execute a signature page and become a party to any then-governing stockholder agreements of the Company, to the extent the Holder is not already a party to such documents. This Note does not by itself entitle the Holder to any voting rights or other rights as a holder of stock of the Company.

5. Default. Any of the following shall constitute an event of default under this Note:

(a) the dissolution or termination of business of the Company;

(b) any petition in bankruptcy being filed by or against Company or any proceedings in bankruptcy, insolvency or under any other laws relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of Company, either through reorganization, composition, extension or otherwise, and which, in the case of any involuntary proceedings shall be acquiesced to by Company or shall continue for a period of 60 days undismissed, undischarged or unbonded;

(c) the making by Company of an assignment for the benefit of creditors;

(d) the appointment of a receiver of any property of Company which shall not be vacated or removed within 60 days after appointment; or

(e) any material breach by the Company of the provisions of this Note, including the failure to pay any amounts under this Note when due.

After the occurrence of any such event of default, the then Outstanding Balance under this Note shall become immediately due and payable in cash upon demand by the Holder. Neither the SPAC Closing nor any action taken by the Company pursuant to or in connection with the transactions contemplated by the BCA or any Ancillary Document (as defined in the BCA) shall constitute an event of default and if, as of the time of any event of default, the BCA remains then in effect in accordance with its terms, the Holder shall defer the taking of any action in respect of such event of default until such time as DYNS consents or the BCA is terminated in accordance with its terms.

6. Change of Control Payment or Conversion. Upon consummation of a Change of Control (as defined below) prior to the payment or conversion of the entire balance due under this Note and prior to the Maturity Date, then immediately prior to the closing of such Change of Control, the Holder shall be entitled to elect either (i) to receive a cash payment equal to one and one-half (1.5) times the Outstanding Balance under the Note or (ii) to have the Outstanding Balance under the Note converted into shares of the Company’s Series B Preferred Stock at a price per share equal to the Original Issue Price of the Series B Preferred Stock. For purposes of this Note, a “Change of Control” means the closing of: (i) a sale of all or substantially all of the Company’s assets; (ii) any consolidation or merger by the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the Company’s stockholders immediately prior to such consolidation, merger or reorganization, continue to hold a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; (iii) a stock tender or a merger, consolidation or similar event pursuant to a transaction or series of related transactions in which a third party (which term shall include a current stockholder) acquires more than fifty percent (50%) of the Company’s equity voting securities outstanding immediately prior to the consummation of such transaction or series of related transactions, and the Company’s stockholders do not retain a majority of the equity voting securities of the surviving entity; or, to the extent not covered in clauses (i) through (iii) above, any other Deemed Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation), other than (a) a merger, conversion or other transaction the principal goal of which is to change the Company’s jurisdiction or form of organization, or (b) an equity security financing for the Company’s account in which the Company’s capital stock is sold to one or more institutional investors for bona fide capital raising purposes. For the avoidance of doubt, none of the SPAC Closing or the transactions contemplated under the BCA or any Ancillary Documents shall constitute a “Change of Control.”

7. New Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note, and in such event the Holder agrees to indemnify and hold harmless the Company in respect of any such lost, stolen, destroyed or mutilated Note.

8. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

9. Notice.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof), e-mail (having obtained electronic delivery confirmation thereof) or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties as follows:

(a) if to the Holder, using the contact details set forth on the signature page hereto; and

(b) if to the Company, to:

2 Corporate Drive, First Floor

South San Francisco, California 94080

Attention: Deborah Knobelman, Mike Rhee

Email: deb.knobelman@sentibio.com, mike.rhee@sentibio.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Jocelyn Arel, Michael Patrone

Email: JArel@goodwinlaw.com, MPatrone@goodwinlaw.com

or to such other address as the party to whom notice is given may have previously furnished to the other party in writing.

10. Miscellaneous.

(a) All payments by the Company under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

(b) No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

(c) The amendment or waiver of any term of this Note and the provision of notice shall be conducted pursuant to the terms of the Note Subscription Agreement.

(d) The Company and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby waives presentment, demand, protest and notices of every kind and assents to any permitted extension of the time of payment and to the addition or release of any other party primarily or secondarily liable hereunder.

(e) The Holder agrees that no stockholder, director or officer of the Company shall have any personal liability for the repayment of this Note.

(f) Except as otherwise provided herein, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that each Holder may assign its rights and obligations hereunder to an affiliate of such Holder. Such assignee shall be deemed a “Holder” for purposes of this Note; provided that such assignment of rights shall be contingent upon the assignor and assignee providing a written instrument to the Company notifying the Company of such assignment and the assignee agreeing in writing to be bound by the terms of such assignment. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.

[This space left blank intentionally. Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officer as of the date first above written.

SENTI BIOSCIENCES, INC.

By:	/s/ Timothy Lu
Name: Timothy Lu
Title: President and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

DYNAMICS SPECIAL PURPOSE CORP.

By:	/s/ Mostafa Ronaghi

Name:	Mostafa Ronaghi
Title:	Chief Executive Officer

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EXHIBIT A

NOTE SUBSCRIPTION AGREEMENT

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